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                                                                  Exhibit 99.01


         [Cardinal Health Logo]
         7000 Cardinal Place
         Dublin, OH 43017

         www.cardinal.com

                                                         FOR IMMEDIATE RELEASE
         CONTACTS:

  Media: Jim Mazzola                      Investors: Jim Hinrichs
         (614) 757-3690                              (614) 757-7828
         jim.mazzola@cardinal.com                    jim.hinrichs@cardinal.com


    CARDINAL HEALTH ANNOUNCES GLOBAL RESTRUCTURING PLAN TO ACCELERATE GROWTH

           BOARD OF DIRECTORS AUTHORIZES $500 MILLION SHARE REPURCHASE

DUBLIN, OHIO, DEC. 13, 2004 -- Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today announced details of a previously disclosed three-year restructuring plan expected to improve annual operating earnings by $500 million. The company also announced that its board of directors has authorized the purchase up to $500 million of its common shares as management deems appropriate.

"We are bringing the company together by integrating externally to align our businesses for customers and internally to become even more efficient," said Robert D. Walter, chairman and chief executive officer of Cardinal Health. "Both actions - integrating externally and integrating internally -- will help us deliver even more value to customers and improve returns to shareholders."

The restructuring supports "One Cardinal Health," a long-term program launched by the company to increase the value it provides customers through better integration of existing businesses and improved efficiency from a more disciplined approach to procurement and resource allocation.

The restructuring will be implemented in two phases over a three-year period, the company said.

PHASE ONE OF RESTRUCTURING PLAN

The cost to execute the first phase of restructuring is estimated to be $300 million to $350 million, for asset impairment, employee severance and other costs. Cost savings and profit improvements from this phase are expected to add $125 million to operating earnings in fiscal 2005 and reach an annualized amount of $200 million for fiscal 2006.


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CARDINAL HEALTH ANNOUNCES GLOBAL RESTRUCTURING PLAN TO ACCELERATE GROWTH
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The company expects to reduce its 58,000 global workforce by 4,200 during this phase, primarily through business consolidations and process improvements, resulting in the closing of approximately 25 facilities worldwide. More than 100 profit-improvement actions underway include rationalizing and discontinuing overlapping or underperforming product lines and improving product pricing.

PHASE TWO OF RESTRUCTURING PLAN

The second phase of the restructuring will focus on longer term integration to drive top line growth and create greater productivity, including:

     o Company-wide, world-class shared services for administrative functions such as finance, human resources and information technology.

     o Strategic sourcing to better leverage Cardinal Health's global scale and purchasing power.

     o An integrated go-to-market strategy for the company's hospital and pharmaceutical manufacturer customers.

     o Efficiency and quality improvement plans across Cardinal Health's manufacturing and logistics operations.

Through specific projects already identified, the company expects the financial benefit of phase two to be $250 million to $350 million in annual operating earnings improvements. The cost to implement phase two has not been finalized and will be announced at a future date following approval by the board of directors.

"Through the 'One Cardinal Health' program we are focused on building lasting discipline into our operations, making the company more agile and driving organic growth well into the future," said George L. Fotiades, president and chief operating officer of Cardinal Health.

FISCAL 2005 FINANCIAL IMPACT AND OUTLOOK

Of the phase one restructuring costs, the company expects approximately $230 million to $270 million will be recognized as special items in the quarters in which the costs are incurred. Approximately $70 million to $80 million of the costs to write down impaired assets will be recognized as non-recurring operating expenses. Of this amount, approximately $53 million will be incurred during the second quarter, reducing operating results for the period.

The company now expects earnings per share for the first half of fiscal 2005 to decline approximately 15 percent, excluding special items and non-recurring charges. Non-recurring charges primarily relate to $53 million for the impaired assets announced today. The company continues to forecast a much stronger second half for the fiscal year, with full-year earnings-per-share growth in the low single digits, excluding special items and non-recurring charges. Achievement of this growth is dependent on benefits of the restructuring program and operational progress, most notably in the pharmaceutical distribution business. These new expectations are below the company's previously stated goal of at least 10 percent earnings-per-share growth for fiscal 2005.


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CARDINAL HEALTH ANNOUNCES GLOBAL RESTRUCTURING PLAN TO ACCELERATE GROWTH
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SHARE REPURCHASE PROGRAM

Historically, Cardinal Health has used its strong cash flow to finance growth and working capital, while returning excess cash to shareholders in the form of dividends and share repurchases. The $500 million share-repurchase program reflects that commitment and will be funded from normal cash flow, the company said. Over the past three years, Cardinal Health has repurchased $3 billion of its shares. The company expects to begin repurchasing shares in the third quarter of fiscal 2005.

CONFERENCE CALL

Cardinal Health has scheduled a conference call for investors today at 11:30 a.m. Eastern Standard Time (EST) to discuss its updated outlook. To access this discussion via the Internet, go to the Investor Relations page at www.cardinalhealth.com. The company has also established a telephone call-in line at (706) 634-5100, conference ID 2852907. An audio replay of the conference call will be available until 11 p.m. EST on Dec. 15 by dialing (706) 645-9291, passcode 2852907. A transcript and replay of the Webcast will be available at the Investor Relations page on www.cardinalhealth.com.


ABOUT CARDINAL HEALTH

CARDINAL HEALTH, INC. (www.cardinalhealth.com) is the leading provider of products and services supporting the health care industry. Cardinal Health develops, manufactures, packages and markets products for patient care; develops drug-delivery technologies; distributes pharmaceuticals and medical, surgical and laboratory supplies; and offers consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs more than 55,000 people on six continents and produces annual revenues of more than $65 billion. Cardinal Health is ranked No.17 on the current Fortune 500 list and named one of the best U.S. companies by Forbes magazine for 2004.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships or changes to the terms of those relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings, the effects, timing or success of restructuring programs or plans, the impact of previously announced restatements, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statement.